As filed with the Securities and Exchange Commission on March 31, 1997

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          ----------------------------

                        MID-CENTRAL FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)

        MINNESOTA                                              41-1765962
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                           520 SOUTH JEFFERSON STREET
                                WADENA, MN 56482
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                        MID-CENTRAL FINANCIAL CORPORATION
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full title of the Plan)

                          ----------------------------

                                 Gary W. Sellman
                       President & Chief Financial Officer
                        Mid-Central Financial Corporation
                           520 South Jefferson Street
                                Wadena, MN 56482
                                 (218) 631-1414
                          (Name, address, including zip
                            code and telephone number
                              of agent for service)

                                    Copy to:

                               Martin R. Rosenbaum
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                              Minneapolis, MN 55402
                                 (612) 371-3211

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                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                 Proposed              Proposed
Title of                          Maximum               Maximum
Securities                        Amount               Offering                Aggregate              Amount of
to be                              to be                 Price                 Offering             Registration
Registered                      Registered           Per Share(1)              Price(1)                  Fee
----------------------------------------------------------------------------------------------------------------
Common Stock,                 25,000 shares(2)          $22.20                 $555,000                 $169
$.10 par value
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(1)      Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based upon the book value of the Company's Common Stock on December 31, 1996.
(2)      26,038 shares were registered on Form S-8 (No. 33-88042) on December 29, 1994 and 25,000 shares are being registered herewith.




                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.



                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the year ended September 30, 1996.

         (b) The Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

         (c) The description of the Company's Common Stock as set forth in the Company's Form S-1 Registration Statement dated December 30, 1993 (Registration No. 33-73654), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Bylaws provide that the Company shall indemnify its officers, directors and employees in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:


         (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (2)      Acted in good faith;

         (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

         (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

      Exhibit

         4 Mid-Central Financial Corporation Amended and Restated 1994 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended September 30, 1996).

         5 Opinion and Consent of Lindquist & Vennum P.L.L.P. as to the legality of the common stock offered pursuant to the stock plan referred to herein.

        23(a)     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5)

        23(b) Consent of Larson, Allen, Weishair & Co., independent auditors.

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Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wadena, State of Minnesota, on March 20, 1997.

                                       MID-CENTRAL FINANCIAL
                                       CORPORATION

                                       By/s/ Gary W. Sellman
                                       Gary W. Sellman, President

                                POWER OF ATTORNEY

         The undersigned officers and directors of Mid-Central Financial Corporation hereby constitute and appoint Robert D. Iken, Sr. and Gary Sellman, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on March 20, 1997 by the following persons in the capacities indicated.

Signature



/s/ Gary W. Sellman
Gary W. Sellman, Director,
Chief Executive Officer, President,
Treasurer and Chief Financial Officer
(principal executive, financial and accounting officer)




/s/ Robert D. Iken, Sr.
Robert D. Iken, Sr., Director

/s/ Michael J. Ebner
Michael J. Ebner, Director

/s/ Alfred H. Neitze
Alfred H. Neitze, Director

/s/ Duane J. Polman
Duane J. Polman, Director